Exhibit 99.3

MAX RE CAPITAL LTD. ANNOUNCES DIVIDEND

HAMILTON, BERMUDA, February 10, 2007—Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH) announced today that the Company’s Board of Directors, at a meeting held on February 9, 2007, declared a quarterly dividend of $0.07 per share.

The dividend is payable on March 9, 2007 to shareholders of record as of February 23, 2007.

Max Re Capital Ltd., through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, provides insurance and reinsurance products to corporations, public entities, property and casualty insurers, and life and health insurers.

This release includes statements about the Company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements, including the risk that the SEC’s view of the conclusions reached by the Audit and Risk Management Committee of the Company’s Board of Directors in connection with the internal review of three finite risk retrocessional contracts written in 2001 and 2003, which caused the Company to restate its audited financial statements for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 and unaudited financial statements for the periods ended March 31, 2006 and June 30, 2006, may differ, perhaps materially, and result in material changes to information contained in the Company’s past SEC filings, including financial statements and financial information. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s Quarterly Report on Form 10-Q/A for the period ended September 30, 2006 and other documents filed by the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forwardlooking statement whether as a result of new information, future developments or otherwise.

Contacts
N. James Tees
Executive Vice President
jimt@maxre.bm
1-441-296-8800

Roy Winnick
Kekst and Company
roy-winnick@kekst.com
212-521-4842